Exhibit 99.1

FOR IMMEDIATE RELEASE

zSpace Receives Nasdaq Approval to Transfer Listing to Nasdaq Capital Market and Regains Compliance with Nasdaq Listing Requirements

Strategic move positions Company for sustained listing compliance and better alignment with business profile

San Jose, CA – October 20, 2025 – zSpace, Inc. (NASDAQ: ZSPC), a global leader in immersive augmented reality (AR) learning solutions for education, today announced that it has received approval from the Listing Qualifications Department of the Nasdaq Stock Market ("Nasdaq") to transfer the listing of its common stock from the Nasdaq Global Market to the Nasdaq Capital Market. This transfer was effective as of the opening of trading on October 16, 2025.

This announcement has no immediate effect on the listing or trading of the Company's common stock. The Company's shares will continue to trade under the "ZSPC" ticker symbol.

In connection with the transfer, Nasdaq confirmed that zSpace has regained compliance with all applicable listing standards, and the prior noncompliance period has been fully resolved. As of the effective date of the transfer, zSpace is in good standing and considered fully compliant with Nasdaq’s continued listing requirements. Any future non-compliance will be measured from the effective date of the transfer.

The transfer to the Nasdaq Capital Market represents a strategic decision that better aligns with zSpace's current business profile and market capitalization. The Nasdaq Capital Market provides listing standards that are more appropriate for growth-stage companies like zSpace, while maintaining the credibility, transparency, and investor access associated with a major U.S. stock exchange. The Company believes this move positions it to maintain listing eligibility both now and into the future as it executes on its growth initiatives.

"We view this transfer as the right strategic decision for zSpace at this stage of our evolution," said Paul Kellenberger, CEO of zSpace. "The Nasdaq Capital Market provides the appropriate regulatory framework while maintaining our access to institutional and retail investors. This move gives us a solid foundation for sustained compliance as we execute on our exciting growth trajectory, including our recent international expansion into the UAE, Europe, and Middle East markets, and the continued success of our award-winning Career Coach AI platform. We are confident that the Nasdaq Capital Market is the optimal venue for zSpace as we build long-term stockholder value through operational excellence and market expansion."

zSpace remains committed to maintaining its Nasdaq listing and building a sustainable public company that delivers value to stockholders, customers, and employees.

About zSpace

zSpace, Inc. (NASDAQ: ZSPC) delivers innovative augmented and virtual reality (AR/VR) experiences that drive achievement in STEM, CTE, and career readiness programs. Trusted by over 3,500 school districts, technical centers, community colleges, and universities, zSpace enables hands-on "learning by doing" experiences proven to improve engagement and student outcomes. Headquartered in San Jose, California, zSpace holds more than 70 patents, with research published in the Journal of Computer Assisted Learning (2021) validating the impact of 3D virtual reality technologies on student knowledge gains. For more information, visit www.zspace.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company's ability to maintain compliance with Nasdaq listing requirements, the appropriateness of the Nasdaq Capital Market for the Company's business profile, the Company's ability to execute its business and growth strategies, expand into international markets and deliver value to stockholders, customers and employees. These statements are based on current expectations and beliefs and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause such differences include, but are not limited to, market conditions affecting the Company's stock price and market capitalization, the Company's ability to successfully execute its business strategy, changes in listing requirements, competitive pressures, general economic conditions and other factors discussed in the Risk Factors section of the Company’s filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and zSpace, Inc. disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law

Investor Relations Contact:
 Gateway Group
Cody Slach, Greg Robles
+1 949.574.3860
ZSPC@gateway-grp.com

Media Contact:
 Amanda Austin
Senior Marketing Director, zSpace, Inc.
pr@zspace.com